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                                                                     EXHIBIT 5.1


                                 August 17, 2001


Nanogen, Inc.
10398 Pacific Center Court
San Diego, CA 92121

Re:      Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on August 20, 2001 (the "Registration Statement") in connection with the registration for resale under the Securities Act of 1933, as amended (the "Securities Act"), of 416,666 shares of your Common Stock. As your legal counsel, we have examined the proceedings taken by you in connection with the sale and issuance of such Common Stock.

         It is our opinion that the Common Stock is legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson Sonsini Goodrich & Rosati
                                         Professional Corporation